Exhibit T3D

Form 43
UCPR 36.11

D0000WATSQ

Issued: 22 August 2017 4:28 PM

JUDGMENT/ORDER

COURT DETAILS

Court	Supreme Court of NSW
Division	Equity
List	Corporations List
Registry	Supreme Court Sydney
Case number	2017/00122411

TITLE OF PROCEEDINGS

First Plaintiff	Boart Longyear Limited ACN 123052728
Second Plaintiff	Boart Longyear Management Pty Limited
Number of Plaintiffs	4

First

DATE OF JUDGMENT/ORDER

Date made or given	22 August 2017
Date entered	22 August 2017

TERMS OF JUDGMENT/ORDER

VERDICT, ORDER OR DIRECTION:

Judgment handed down. [2017] NSWSC 1105.

Black J makes orders in accordance with the Short Minutes of Order initialled by him and placed in the file.

THE COURT ORDERS THAT:

1. Pursuant to section 411(4)(b) and section 411(6) of the Corporations Act 2001 (Cth) (Corporations Act) the schemes of arrangement between the plaintiffs and:

(a) the holders of notes under a 10% Senior Secured Notes Indenture dated 27 September 2013 as amended, varied or amended and restated from time to time, the holders of a Term Loan A Securities Agreement dated 22 October 2014 as amended, varied, or amended and restated from time to time and the holders of a Term Loan B Securities Agreement dated 22 October 2014 as amended, varied, or amended and restated from time to time, being the scheme in the form contained in Exhibit P7 (Secured Creditor Scheme); and

(b) the holders of notes under a 7% Senior Unsecured Notes Indenture dated 28 March 2011as amended, varied or amended and restated from time to time and certain holders of "subordinate claims" (within the meaning of subsection 563A(2) of the Corporations Act) against the first plaintiff, being the scheme in the form contained in Exhibit P6 (Unsecured Creditor Scheme),

(collectively, the Schemes), be and are hereby approved.

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2. Pursuant to section 411(12) of the Corporations Act, the plaintiffs be exempted from compliance with section 411(11) of the Corporations Act.

THE COURT NOTES THAT:

3. The plaintiffs will rely on the Court's approval of the Schemes for the purposes of qualifying for exemption from the registration requirements of the United States Securities Act of 1933, provided for by section 3(a)(10) of that Act, in connection with the shares, notes and warrants to be issued as part of the implementation of the Schemes.

4. These orders be entered forthwith.

Black J makes the following directions:

1. Direct each of the Plaintiffs and the Snowside companies to serve, and send to the Associate to Black J by 4pm, 29 August 2017 their respective submissions as to costs as between the Plaintiffs and the Snowside companies.

2. Direct the Plaintiffs and the Snowside companies to serve and send to the Associate to Black J their respective submissions in reply as to costs as between the Plaintiffs and the Snowside companies by 4pm on 5 September 2017, such submissions to indicate whether an oral hearing is requested.

3. Exhibits and subpoenaed material may be returned forthwith; any exhibits returned must be retained intact by the party or person that produced the material until the expiry of the time to file an appeal, or until any appeal has been determined.

Black J notes the following matter:

4. Note the undertaking offered by the Plaintiffs by its Counsel, that no office copy of any of the orders made today under s 411(4)(b) and 411(6) of the Corporations Act 2001 will be lodged with the Australian Securities and Investments Commission before 4pm Sydney time, 22 August 2017.

SEAL AND SIGNATURE

SUPREME COURT OF NEW SOUTH WALES

Signature	Chris D'Aeth
Capacity	Principal Registrar
Date	22 August 2017

If this document was issued by means of the Electronic Case Management System (ECM), pursuant to Part 3 of the Uniform Civil Procedure Rules (UCPR), this document is taken to have been signed if the person's name is printed where his or her signature would otherwise appear.

FURTHER DETAILS ABOUT Plaintiff(s)

First Plaintiff

Name	Boart Longyear Limited ACN 123052728
Address	
Telephone	
Fax	

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E-mail
Client reference

Second Plaintiff

Name	Boart Longyear Management Pty Limited
Address	
Telephone	
Fax	
E-mail	
Client reference	

Third Plaintiff

Name	Boart Longyear Australia Pty Limited ACN 000401025
Address	
Telephone	
Fax	
E-mail	
Client reference	

Fourth Plaintiff

Name	Votraint No. 1609 Pty Limited ACN 119244272
Address	
Telephone	
Fax	
E-mail	
Client reference	

Legal representative for plaintiffs

Name	James Kelly Marshall
Practicing certificate number	25380
Address	'Ashurst Australia' Level 11 5 Martin Place SYDNEY NSW 2000
DX address	DX 388 Sydney NSW
Telephone	(02) 9258 6508
Fax	9528 6999
Email	James.Marshall@ashurst.com
Electronic service address	James.Marshall@ashurst.com

FURTHER DETAILS ABOUT (s)

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